UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 1, 2017
First Busey Corporation
 (Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.
On October 2, 2017, First Busey Corporation, a Nevada corporation ("First Busey"), issued a press release regarding the consummation of its previously announced merger with Mid Illinois Bancorp, Inc., an Illinois corporation ("Mid Illinois").  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
The information furnished pursuant to this Item and the related exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
The merger of Mid Illinois with and into First Busey (the "Merger") was consummated on October 1, 2017, pursuant to an Agreement and Plan of Merger, dated March 13, 2017, by and between First Busey and Mid Illinois.  At the effective time of the Merger, each share of Mid Illinois common stock converted to the right to receive, at the election of each shareholder, and subject to proration, (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock, or (iii) mixed consideration of $68.38 in cash and 5.2604 shares of First Busey common stock, with total consideration consisting of 70% stock and 30% cash.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated October 2, 2017

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2017	First Busey Corporation
By:  /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Operating Officer and Chief Financial Officer